FIXED RATE PROGRAM
                       PROMISSORY NOTE SECURED BY MORTGAGE


LOAN NO.  98-434                                                 July 1, 1998
                                                            Chicago, Illinois



MAKER: THE CHATFIELD BUSINESS TRUST, S.T., a Delaware business trust, Wilmington Trust Company, trustee

MAKER'S ADDRESS: c/o Wilmington Trust Company Rodney Square North 1100 North Market Avenue Wilmington, Delaware 19890-001

PRINCIPAL AMOUNT:   Twelve Million and no/100 Dollars ($12,000,000.00), together with all other amounts added thereto pursuant to this Note or otherwise in accordance with the Loan Documents.

PAYEE AND HOLDER:   Heller  Financial,  Inc.,  a Delaware  corporation,  and its successors  and assigns.

PAYMENT ADDRESS:    500 West Monroe Street,  15th Floor Chicago,  Illinois 60661
                    or such other address as Holder may hereafter designate in writing to Maker.

PRINCIPAL(S):       Brookdale  Living  Communities of  Connecticut-WH,  Inc. and
                    Brookdale Living Communities, Inc., collectively, and for purposes of Paragraph 10 jointly and severally.

INITIAL PAYMENT DATE:  August 1, 1998.

MATURITY DATE:      July 1, 2008, or any earlier date on which the entire unpaid
                    Principal Amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise.

AMORTIZATION PERIOD: 30 Years.

AMORTIZATION SCHEDULE: The amortization schedule attached hereto as Exhibit A.

CONTRACT RATE:      A rate of interest equal to six and 92/100  percent  (6.92%)
                    per annum.

DEFAULT RATE:       The Contract Rate plus 500 basis points per annum.

LATE CHARGE:        Five percent (5%) of each delinquent payment.

PROPERTY:           The Chatfield One Chatfield Drive West Hartford, Connecticut
                    06110

MORTGAGE:           The  mortgage  or deed of  trust,  assignment  of rents  and security  agreement and fixture filing of even date herewith
                    (and  any  modification,   renewal  or  extension   thereof)
                    securing repayment of the Loan and encumbering, among other things, the Property.

LOAN: The loan from Holder to Maker evidenced by this Note and secured by the other Loan Documents.

LOANDOCUMENTS:      This Note, the Mortgage and any other  documents  evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension thereof. NOTE:
                    This Fixed Rate Program Promissory Note Secured by Mortgage and any modifications, renewals or extensions hereof and any substitutions therefor.

1.       Promise to Pay.

         FOR VALUE RECEIVED, Maker promises to pay to the order of Holder at the Payment Address the Principal Amount (or so much thereof as may from time to time be outstanding) on or before the Maturity Date, together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America.

2.       Principal and Interest.

         So long as no Event of Default exists, interest shall accrue on the Principal Amount from time to time outstanding at the Contract Rate based on the actual number of days in each given month and a 360 day year. Principal and interest shall be paid to the Holder hereof as follows: (a) On the Initial Payment Date and on the first day of each month thereafter, Maker shall pay to Holder monthly payments of principal and interest due for such period based upon the Amortization Schedule; and (b) the outstanding Principal Amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Whenever any payment is stated to be due or a computation is to be made on a day which is not a business day, such payment or computation will be made on the next succeeding business day, and such extension of time will be included in the computation of interest.

3.       Prepayment and Defeasance.

3.1.     Prepayments.

                  This Note may not be prepaid in whole or in part during the term hereof, except as otherwise specifically provided herein.

3.2.     Prepayment Fee.

                  In the event the principal amount of this Note is paid prior to July 1, 2008 as a result of Holder's exercise of its rights upon Maker's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), Holder shall be entitled to collect and Maker shall pay to Holder, in addition to any other sums due hereunder or under any of the other Loan Documents, a prepayment fee in an amount equal to the Yield Maintenance Amount.

         "Yield Maintenance Amount" means an amount, never less than zero, equal to the present value of a series of "Monthly Amounts", assumed to be paid at the end of each month remaining from the date of prepayment through July 1, 2008, discounted at the U.S. Securities Rate.

         "Monthly Amount" shall mean the following:

(A)      The Contract Rate,

                           MINUS

(B) The yield ("U.S. Securities Rate"), as of the date of such prepayment, as published by the Federal Reserve System in its "Statistical Release H.15(519), Selected Interest Rates" under the caption "U.S. Government Securities/Treasury Constant Maturities", for a U.S. Government Security with a term equal to that remaining on this Note on the date of such prepayment (which term may be obtained by interpolating between the yields published for specific whole years),

                           DIVIDED BY TWELVE (12) AND THE
                           QUOTIENT THEREOF THEN MULTIPLIED BY

(C) The amount prepaid on the date of such prepayment.

                  All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar.

3.3.     End of Term.

                  Notwithstanding the foregoing, the Loan may be paid without a prepayment fee or premium during the last ninety (90) days of the loan term. If the Loan has been defeased pursuant to Subparagraph 3.4, it may not be prepaid prior to July 1, 2008.

3.4.     Defeasance.

                  Notwithstanding any provision of this Paragraph 3 to the contrary, at any time after the later of (a) three (3) years after the closing of the Loan or (b) if Holder securitizes the Loan within three
         (3) years after the closing of the Loan, two (2) years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit" ("REMIC"), within the meaning of Section 860D of the Code, that holds this Note, and provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Maker may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions (the "Defeasance"):

         (i) Not less than thirty (30) days prior written notice shall be given to Holder specifying a date (the "Release Date") on which the Defeasance Deposit (as hereinafter defined) is to be made, such date being a day on which a regularly scheduled monthly installment of principal and interest is required to be paid pursuant to Paragraph 2 above (a "Debt Service Payment Date");

         (ii) All accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to and including the Release Date, including, without limitation, all costs and expenses incurred by Holder or its agents in connection with the Defeasance (including, without limitation, the purchase of the Defeasance Collateral [as hereinafter defined] and the preparation of the Defeasance Security Agreement [as hereinafter defined] and related documentation, including reasonable attorneys' fees and expenses), shall be paid in full on or prior to the Release Date;

         (iii)    Maker shall deliver to Holder on or prior to the Release Date:

                  a.       The  estimated   amount  necessary  to  purchase  the
                           Defeasance Collateral (the "Defeasance Deposit");

                  b.       A  pledge  and  security   agreement,   in  form  and
                           substance satisfactory to Holder in its sole discretion, creating a first priority security interest in favor of Holder in the Defeasance Deposit and the Defeasance Collateral (the "Defeasance Security Agreement");

                  c. A certificate of Maker certifying that it is requesting the lien against the Property be released to facilitate a disposition or refinancing of, or other customary commercial transaction involving, the Property and that all of the other requirements set forth in this Paragraph 3.4 have been satisfied;

                  d. An opinion of counsel for Maker in form and substance and delivered by counsel satisfactory to Holder in its sole discretion stating, among other things, that
                           (i) the Defeasance Deposit has been duly and validly assigned and delivered to Holder; (ii) the posting of the Defeasance Deposit will not adversely affect the tax status of the REMIC under the Code; and (iii)
                           Holder has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Maker in accordance with its terms; and

                  e.       Such other certificates,  documents or instruments as
                           Holder  may  reasonably  require;   and

         (iv) Holder receives reasonable assurances that the securities of the REMIC ("Securities") that directly or indirectly holds this Note will not have a downgrade, withdrawal or qualification of the credit rating then assigned to the Securities by any rating agencies ("Applicable Rating Agencies") as a result of the Defeasance; and

         (v) The holder of the Defeasance Collateral, which shall be Maker or a designee of Maker, shall be a single purpose entity, which shall not own any other assets or have any other liabilities or operate any other property. Notwithstanding anything that may be contained herein to the contrary, the Loan may not be defeased during the last ninety (90) days of the loan term if the Loan has not previously been defeased.

3.5.     Defeasance Collateral.

         Upon compliance with the requirements of Subparagraph 3.4 above:

         (i) Holder shall use the Defeasance Deposit in accordance with Maker's express written instructions to purchase direct, non-callable obligations of the United States of America that provide, without reinvestment, for payments not later than the due dates of all successive monthly Debt Service Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under this Note (including all amounts due on July 1, 2008 for the balance of the term hereof (the "Defeasance Collateral") as certified by an independent accountant satisfactory to Holder, each of which shall be duly endorsed as directed by Holder or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Holder (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Holder in conformity with all applicable state and federal laws governing granting of such security interests. In connection with the conditions set forth above, Maker hereby appoints Holder as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with the Defeasance Deposit. Maker, pursuant to the Defeasance Security Agreement, shall authorize and direct the payments received from the direct, non-callable obligations of the United States of America to be made directly to Holder and applied to satisfy the obligations of Maker under this Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and satisfy all of Maker's obligations to Holder shall be returned to Maker without interest.

         (ii) The Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and
                  all  other   obligations   under  the  Loan  Documents.

3.6      Assignment.

     Upon the release of the Property in accordance with this Paragraph 3, Maker may assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a successor entity designated by Maker and approved by Holder in its sole discretion. Such successor entity shall be a single purpose entity owning no assets other than the Defeasance Collateral, and shall execute an assumption agreement in form and substance satisfactory to Holder in its sole discretion pursuant to which it shall assume Maker's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignments and assumption, Maker shall (i) deliver to Holder an opinion of counsel in form and substance and delivered by counsel satisfactory to Holder in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker and such successor entity in accordance with its terms and that this Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, (ii) if required by the Applicable Rating Agencies, pay the reasonable legal expenses of Holder's counsel incurred in connection with the delivery of a non-consolidation opinion with respect to the successor entity, if any, in form and substance satisfactory to the Applicable Rating Agencies, and (iii) pay all costs and expenses incurred by Holder or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Maker shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement.

3.7.     No Further Rights.

     Upon the release of the Property in accordance with this Paragraph 3, Maker shall have no further right to prepay this Note pursuant to the other provisions of this Paragraph 3 or otherwise.

     Notwithstanding the foregoing, the application of any insurance proceeds or condemnation awards to the Indebtedness in accordance with Paragraph 5 of the Mortgage shall not result in the payment of any prepayment fee, or Yield Maintenance Amount.

4.       Default.

4.1.     Events of Default.

                  The following shall constitute an "Event of Default" under this Note: (i) failure to pay any amounts owed pursuant to this Note within five (5) calendar days after such payment is due; or (ii) the occurrence of any Event of Default under any of the other Loan Documents.

4.2.     Remedies.

                  So long as an Event of Default remains outstanding: (a) interest shall accrue at the Default Rate and, to the extent not paid when due, shall be added to the Principal Amount; (b) Holder may, at its option and without notice (such notice being expressly waived), declare the unpaid Principal Amount immediately due and payable. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, the security described in the other Loan Documents, any guarantor(s) hereof and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

5.       Late Charge.

         If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made and remain overdue for a period of five days, Maker, without notice or demand by Holder, promptly shall pay the Late Charge computed on such past due amounts. Until paid, the Late Charge shall be added to the Principal Amount. Nothing in this Note shall be construed as an obligation on the part of Holder to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Holder's right to compel prompt performance.

6.       Jury Trial Waiver.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER THE HOLDER NOR ANY PERSON ACTING ON BEHALF OF THE HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

7.       Waiver.

         Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and, except as specifically required by the Loan
Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, or of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers or guarantors or endorsers may become parties hereto without notice to Maker and without affecting the liability of Maker hereunder.

8.       Security, Application of Payments.

         This Note is secured by the liens, encumbrances, and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Each payment on the Loan is to be applied when received first to the payment of any fees, expenses or other costs Maker is obligated to pay hereunder or under the terms of the other Loan Documents, second to the payment of any accrued and unpaid Late Charge, third to the payment of interest on the Principal Amount from time to time remaining unpaid, and the remainder of such payment shall be used to reduce the Principal Amount.

9.       Miscellaneous.

9.1.     Amendments.

     This Note may not be terminated or amended orally, but only by a termination in writing signed by Holder or an amendment in writing signed by Maker and Holder.

9.2.     Lawful Rate of Interest.

     In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Principal Amount (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Principal Amount has been paid in full.

9.3.     Captions; Definitions.

     The captions of the Paragraphs of this Note are for convenience only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof. Each of the terms defined before Paragraph 1 hereof shall have the meaning set forth following such term when used throughout this Note.

9.4.     Severable Provisions.

     Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

9.5.     Notices.

     Notices shall be given under this Note in conformity with the terms and conditions of the Mortgage.

9.6.     [Intentionally Omitted]

     9.7. Time of Essence. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

9.8.     Governing Law.

     This Note shall be governed by the laws of the State of Illinois.

9.9.     Effect of Event of Default.

     Provisions in the Loan Documents relating to the rights and remedies of Payee and Holder or Lender or the consequences which will or may result "upon," "following" or "after" an Event of Default shall be deemed to further provide that if such Event of Default is waived in writing by Lender, then, unless otherwise expressly provided in such waiver, such rights and remedies of Payee and Holder or Lender or such consequences shall abate (prospectively and not retroactively unless Lender otherwise agrees in writing) solely with respect to such waived Event of Default from and after the effective date of such waiver.

10.      Exculpation.

     Except as set forth below, neither Maker nor any Principal shall be personally liable to pay the Principal Amount, or any other amount due, or to perform any obligation, under the Loan Documents, and Holder agrees to look solely to the Property and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan. Maker and each Principal, jointly and severally, shall be personally liable for:

         (a) all losses, damages, costs and expenses including reasonable attorneys' fees and expenses incurred by Holder as a result of:

                  (i) the collection and receipt of proceeds and income from the Property and the other assets and obligations securing the Loan by or for the benefit of Maker or any Principal following an Event of Default which are not paid to Holder or applied to the Property in the ordinary course of business;

                  (ii)     fraud;

                  (iii)    material  misrepresentation;

                  (iv) misapplication or misappropriation of funds which come into the possession of Maker or any Principal;


                  (v)      intentional and material waste to the Property;

                  (vi) the breach of the obligations set forth in the Hazardous Substance Indemnification Agreement from Maker and Principals to Holder of even date herewith, as hereafter amended, if at all;

                  (vii) the breach of the provisions contained in Paragraph 15 (transfers of the property or beneficial interest in Maker; assumption) of the Mortgage;

                  (viii) the breach of the provisions contained in Paragraph 16 (no additional liens) of the Mortgage; or

                  (ix) the breach of the provisions contained in Paragraph 17 (single asset entity) of the Mortgage; and (b) any claim for any commissions or brokerage fees relating to the loan.

         The foregoing shall in no way limit or impair the enforcement against the Property or any other security granted by the Loan Documents of any of the Holder's rights and remedies pursuant to the Loan Documents, provided that with respect to any of the acts or circumstances described in (a) or (b) above, such personal liability of Maker shall not apply or extend to the CD's as defined in the Mortgage or any earnings therefrom or proceeds thereof, unless such act or circumstance is the result of the gross negligence or wilful misconduct of Maker.

11.      Limitation of Liability of Wilmington Trust Company.

     It is expressly  understood  and agreed by the parties hereto that (a) this
Note is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Maker, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement dated June 29, 1998, (b) each of the representations, undertakings and agreements herein made on the part of the Maker is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Maker and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Maker or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Maker under this Note or the other Loan Documents.

Limitation of Liability of Beneficiaries of Borrower.

                  Notwithstanding the provisions of Paragraph 10, no beneficiary or certificateholder of Maker shall be personally liable to Lender for any amount due under the Loan Documents except for (i) distributions of rent or other proceeds of the Property, including insurance or condemnation proceeds actually received (and only to the extent received) by such beneficiary or certificateholder after an Event of Default occurs or otherwise in violation of the Loan Documents and (ii) Lender's costs of collection of such amount, including reasonable attorneys' fees and costs.

13.      Limitation of Liability of Brookdale Living Communities, Inc.

                  Notwithstanding the provisions hereof to the contrary, the liability of Brookdale Living Communities, Inc. ("Parent") under the Loan
Documents is limited by the letter agreement and the Hazardous Substance Indemnification Agreement, each of even date herewith, executed by Parent and no shareholder, officer, director, employee, agent or representative of Parent shall be personally liable to Payee or Holder for any amount due under this Note or the other Loan Documents except for (i) distributions of rent or other proceeds of the Property, including insurance or condemnation proceeds actually received (and only to the extent received) by such person, after an Event of Default (as defined in the Mortgage) occurs or otherwise in violation of the Loan Documents or the Guaranty Documents (as defined in the Mortgage) and (ii) Lender's costs of collection of such amount, including reasonable attorneys' fees and costs.

         IN WITNESS WHEREOF, Maker does execute this Note as of the date set forth above.



                   MAKER:

                    THE CHATFIELD BUSINESS TRUST, S.T.,
                    a Delaware business trust

                    By:  Wilmington Trust Company, not in its
                           individual capacity but solely as trustee
                           under that certain Trust Agreement dated
                           June 29, 1998


                           By____________________________________________
                           Name__________________________________________
                           Title_________________________________________





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                                    EXHIBIT A

                              AMORTIZATION SCHEDULE